UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 2, 2004


                           TELEWEST GLOBAL, INC.

           (Exact name of registrant as specified in its charter)



          Delaware                File No. 000-50886            59-3778247
  (State of incorporation)     (Commission File Number)       (IRS Employer
                                                           Identification No.)


                         160 Great Portland Street
                       London W1W 5QA, United Kingdom

                  ----------------------------------------

            (Address of principal executive offices) (zip code)

    Registrant's telephone number, including area code:    +44-20-7299-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

COMMITMENT LETTER FOR SECURED CREDIT FACILITIES

     On November 2, 2004, our subsidiary Telewest Communications Networks Limited ("TCN") executed a commitment letter (the "Commitment Letter") for new pound 1.8 billion credit facilities (the "Facilities"). Drawings under the Facilities together with cash on hand are planned to be used to repay all outstanding borrowings under the group's existing pound 2.03 billion senior credit facilities. The proposed Facilities consist of five tranches, one of which is a revolving facility in the amount of pound 100 million.
It is not expected that an immediate drawdown will occur under the revolving facility. TCN is the primary borrower under the new facilities which will be guaranteed by Telewest UK Limited and several of TCN's subsidiaries (the "Guarantors") and underwritten by Barclays Capital, BNP Paribas, Citigroup Global Markets Limited, Credit Suisse First Boston, Deutsche Bank AG London and Royal Bank of Scotland.

COMMITMENT LETTER

     The commitment letter and the summary terms and conditions thereto (the "Term Sheet") set out the terms and conditions on which the mandated lead arrangers named therein will arrange and the underwriters named therein will underwrite a bank financing (the "Financing") on behalf of TCN and its direct and indirect subsidiaries and associated partnerships (together, the "TCN Group"). The commitment of each of the mandated lead arrangers and underwriters to arrange and underwrite, respectively, the facilities contemplated by the Financing is subject to customary conditions, including the negotiation of finance documentation on terms satisfactory to the mandated lead arrangers and the underwriters and the execution and delivery of the documentation by the parties thereto. In addition, any of the mandated lead arrangers and the underwriters may terminate their respective obligations under the commitment letter under certain circumstances, including:

     (a) on or after the close of business in London on January 31, 2005, unless the first drawdown under the Facilities has occurred on or before that date; and

     (b) if a change occurs after the date hereof which has or is reasonably likely to have, a material adverse effect on the business, assets, operations or financial condition of the TCN Group taken as a whole.

     Certain changes to the Facilities and their terms may occur during the syndication process.

TERM SHEET

     All capitalized terms not defined have the meaning given to them in the Commitment Letter and the Term Sheet, attached hereto as Exhibits 10.1 and 10.2.

     The Facilities are expected to be comprised of the following five tranches:

     Tranches, Availability and Amortization

     (a) A 7-year amortizing term loan facility of a maximum amount of pound 700,000,000, available in Sterling in a single drawing, amortizing semi-annually starting June 30, 2005 ("Tranche A");

     (b) An 8-year repayment multi-currency term loan facility in a maximum amount of pound 425,000,000, available in Euro, U.S. Dollars and/or Sterling in a single drawing, payable in two equal installments 7 1/2 and 8 years after the date that the Senior Facilities are entered into (the "Closing Date") ("Tranche B");

     (c) A 9-year repayment multi-currency term loan facility in a maximum amount of pound 325,000,000, available in Euro, U.S. Dollars and/or Sterling in a single drawing, payable in two equal installments 8 1/2 and 9 years after the Closing Date ("Tranche C" and, together with Tranche A and Tranche B, the "Senior Term Facilities");

     (d) A 7-year revolving loan facility in a maximum amount of pound 100,000,000, available in Sterling (the "Revolving Facility" and, together with the Senior Term Facilities, the "Senior Facilities"); and

     (e) A 9 1/2-year bullet repayment multi-currency second lien term loan facility in a maximum amount of pound 250,000,000, available in Euro, U.S. Dollars and/or Sterling in a single drawing, payable 9 1/2 years after the Closing Date (the "Second Lien Facility" and, together with the Senior Facilities, the Facilities).

     Call Protection on the Second Lien Facility

     Any prepayment of the Second Lien Facility within 12 months after the Closing Date ("Non-Call Period") will be subject to payment of a make-whole premium based on customary market standards. After the end of the Non-Call Period, prepayment may be made in whole or in part, subject to a prepayment premium equal to the following percentages of the principal amount of the Second Lien Facility being prepaid: (i) 2.00% prior to the second anniversary of the Closing Date, (ii) 1.00% after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, and (iii) 0.00% thereafter.

     Interest

     Tranches A, B and C and the Revolving Facility will bear interest at a rate of (a) EURIBOR (for any Euro-denominated advance) or LIBOR (for any advance denominated in another currency) plus (b) the applicable cost of complying with any reserve requirements plus an applicable margin. The applicable margin for Tranche A and the Revolving Facility is 2.25%, for Tranche B 2.75% and for Tranche C 3.25%. The applicable interest rate for the Second Lien Facility will be determined based on market conditions.

     In addition the applicable margin for Tranche A and the Revolving Facility is subject to a margin ratchet based upon the ratio of Consolidated Net Borrowings to Consolidated Annualized TCN Group Net Operating Cash Flow ranging between 1.50% and 2.25%. The applicable margin for the Tranche B shall be subject to a margin ratchet such that, from and after the first quarter date occurring at least 6 months after the closing date on which the ratio of Consolidated Net Borrowings to Consolidated Annualized TCN Group Net Operating Cash Flow (each of the above terms to be defined in the Senior Facilities Agreement) is less than or equal to 3.0 to 1.0, the Tranche B margin shall be reduced by 25 basis points.

     Other Terms

     The TCN Group will be subject to customary financial, affirmative and negative covenants under the Facilities. The TCN Group is also subject to a number of customary mandatory prepayment events.

     The descriptions of the Commitment Letter and the Term Sheet set forth above are qualified in their entirety by the complete text of those documents, which are filed as Exhibits 10.1 and 10.2 hereto, respectively. Closing of the Facilities is expected prior to January 31, 2005. Definitive documentation for the Facilities (which is currently subject to completion) will be filed subsequent to closing.

EXHIBITS

Exhibit 10.1 Letter Agreement, dated November 2, 2004 between Telewest Communications Network Limited on the one hand and Barclays Capital, BNP Paribas, Citigroup Global Markets Limited, Credit Suisse First Boston, Deutsche Bank AG London and Royal Bank of Scotland on the other hand ("Committment Letter").

Exhibit 10.2 Summary of principal terms and conditions of Facilities ("Term Sheet") (excluding Annex A thereto).

Exhibit 99.1 Press release issued by Telewest Global, Inc. on November 2, 2004 announcing that its subsidiary Telewest Networks Communications Limited has executed a commitment letter for new (pound)1.8 billion credit facilities.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     TELEWEST GLOBAL, INC.

Dated:  November 2, 2004             By:   /s/ Clive Burns
                                        ----------------------------
                                        Name:  Clive Burns
                                        Title: Company Secretary